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                          PURCHASE AGREEMENT ASSIGNMENT
                                   [NW 1997 J]

                           Dated as of March 18, 1998

                                     between

                            NORTHWEST AIRLINES, INC.,
                                    Assignor

                                       and

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                    Assignee

                               -------------------

                  One British Aerospace Avro 146-RJ85A Aircraft
                          U.S. Registration No. N510XJ
                         Manufacturer's Serial No. E2323

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                          PURCHASE AGREEMENT ASSIGNMENT
                                   [NW 1997 J]


            This PURCHASE AGREEMENT ASSIGNMENT [NW 1997 J], dated as of March 18, 1998 between NORTHWEST AIRLINES, INC., a Minnesota corporation ("Assignor"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee ("Assignee");

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Purchase Agreement, the Manufacturer has agreed to sell and Assignor has agreed to purchase several British Aerospace Avro 146-RJ85A aircraft, including the Aircraft covered by the Participation Agreement;

            WHEREAS, pursuant to the Participation Agreement, Assignor has agreed to sell, and Assignee has agreed to purchase, the Aircraft;

            WHEREAS, Assignor and Assignee are entering into a Lease Agreement [NW 1997 J], dated as of the date hereof (as the same may hereafter from time to time be supplemented, amended or modified, the "Lease"), pursuant to which the Aircraft will be leased by Assignee to Assignor; and

            WHEREAS, Assignor, on the terms and conditions herein and in the Consent and Agreement of the Manufacturer attached hereto, desires to assign to Assignee certain of Assignor's rights and interests in and under the Purchase Agreement relating to the Aircraft, and Assignee desires to accept such assignment, as hereinafter set forth;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

            1. Assignment; Rights Reserved. Subject to the provisions of paragraph 3(a) hereof, Assignor does hereby sell, assign, transfer and set over unto Assignee, except to the extent reserved below, all of Assignor's right, title and interest in and to the Contract Rights, as and to the extent that the same relate to the Aircraft.

            2. Acceptance of Assignment. Assignee hereby accepts the assignment contained in paragraph 1 hereof.

            3. Rights of Assignor in Absence of Event of Default.

            (a) Notwithstanding the foregoing, if and so long as (A) the Aircraft shall be subject to the Lease and (B) the Manufacturer shall not have received notice from the Indenture Trustee or the Owner Trustee that an Event of Default under the Lease has occurred and is continuing, (1) Assignee authorizes Assignor, on behalf of but to the exclusion of Assignee, to exercise in Assignor's own name such rights and claims as Assignee may have with respect to
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the Contract Rights as and to the extent the same relate to the Aircraft and, subject to paragraph 3(c) hereof, to retain any recovery or benefit resulting from the enforcement of the Contract Rights as and to the extent the same relate to the Aircraft, and (2) Assignee shall, at Assignor's expense, cooperate with Assignor and take such actions as Assignor reasonably deems necessary to enable Assignor to enforce such rights and claims.

            (b) Effective upon the receipt by the Manufacturer of written notice from the Indenture Trustee or the Owner Trustee that an Event of Default under the Lease has occurred and is continuing and thereafter until the Manufacturer shall have received written notice from the Indenture Trustee or the Owner Trustee that such Event of Default has been cured or waived: (i) at Assignee's option, the authorization given to Assignor under paragraph 3(a) hereof to enforce such rights and claims shall henceforth cease to be effective and Assignee and its successors and assigns shall, to the exclusion of Assignor, be entitled to assert and enforce such rights and claims as substitute party plaintiff or otherwise, and Assignor shall, at the request of Assignee or its successors or assigns and at Assignor's expense, cooperate with and take such action as reasonably necessary to enable Assignee and its successors and assigns to enforce such rights and claims, and Assignee, if it shall elect to enforce such rights or claims, shall use its best efforts to assert and enforce such rights and claims, and (ii) Assignor will be deemed to have irrevocably constituted Assignee and its successors and permitted assigns Assignor's true and lawful attorney (it being acknowledged that such appointment is coupled with an interest, namely Assignee's rights acquired and to be acquired hereunder) with full power (in the name of Assignor or otherwise) to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all monies and claims for monies due and to become due under, or arising out of, the Contract Rights as and to the extent the same relate to the Aircraft, to the extent that the same have been assigned by this Assignment, and for such period as Assignee may exercise rights with respect thereto under this clause (ii), to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute (or, if previously commenced, assume control of) any proceedings and to obtain any recovery in connection therewith which Assignee may deem to be necessary or advisable in the premises.

            (c) Notwithstanding this Assignment and anything herein to the contrary, all amounts that the Manufacturer is obligated to pay to Assignor pursuant to the Contract Rights as and to the extent the same relate to the Aircraft (a "Manufacturer Payment"), will be payable and applicable as follows: so long as the Aircraft is subject to the Lease, all the Manufacturer Payments shall be paid to Assignor unless and until the Manufacturer shall have received written notice from the Indenture Trustee or the Owner Trustee that an Event of Default under the Lease has occurred and is continuing, whereupon the Manufacturer will, until the Manufacturer shall have received written notice from the Indenture Trustee or the Owner Trustee that such Event of Default under the Lease have been cured or waived, make any and all such payments directly to the Indenture Trustee or (if written notice has been given to the Manufacturer by the Assignee that the Trust Indenture is no longer in effect in accordance with its terms and all amounts due and payable under the Secured Certificates have been paid in full) Assignee. Any amounts received by Assignee pursuant to the immediately preceding sentence shall, to the extent not theretofore applied in satisfaction of sums owing to

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Assignee in accordance with the terms of the Lease, be returned to Assignor promptly after all Events of Default under the Lease have been cured or waived.

            (d) For all purposes of this Assignment, the Manufacturer shall not be deemed to have received written notice from the Indenture Trustee or the Owner Trustee that an Event of Default under the Lease has occurred and is continuing or that all Events of Default have been cured or waived unless such notice shall be in writing, shall be signed by an authorized officer of the Owner Trustee or the Indenture Trustee, shall have been addressed to the Manufacturer at Aero International (Regional), 1, Allee Pierre Nadot, 31712 Blagnac Cedex, France, Attn.: SVP Commercial (telecopy 011 33 5 6221 6321) with a copy to Aero International (Regional) Marketing Inc., 13850 McLearen Road, Herndon, Virginia 22071, Attn.: Contracts Director (telecopy (703) 736-4255) and three Business Days shall have elapsed from the date of actual receipt by the Manufacturer and, in acting in accordance with the terms and conditions of the Purchase Agreement and this Assignment, the Manufacturer may rely conclusively upon any such notice.

            4. Certain Rights and Obligations of the Parties.

            (a) Anything herein contained to the contrary notwithstanding: (i) Assignor shall at all times remain liable to the Manufacturer under the Purchase Agreement in respect of the Aircraft to perform all of the duties and obligations of "Buyer" thereunder to the same extent as if this Assignment had not been executed; (ii) the exercise by Assignee of any of the rights assigned hereunder shall not release Assignor from any of its duties or obligations to the Manufacturer under the Purchase Agreement in respect of the Aircraft except to the extent that such exercise by Assignee shall constitute performance of such duties and obligations; and (iii) except as provided in paragraph 4(b) hereof, Assignee shall not have any obligation or liability under the Purchase Agreement by reason of, or arising out of, this Assignment or be obligated to perform any of the obligations or duties of Assignor under the Purchase Agreement or to make any payment or make any inquiry as to the sufficiency of any payment received by it or to present or to file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder.

            (b) Without in any way releasing Assignor from any of its duties or obligations under the Purchase Agreement, Assignee confirms for the benefit of the Manufacturer that, insofar as the provisions of the Purchase Agreement relate to the Aircraft, in exercising any rights under the Purchase Agreement, or in making any claim with respect to the Contract Rights, the terms and conditions of the Purchase Agreement (including, without limitation, the warranty disclaimer and indemnity provisions in the Manufacturer Support Agreement which is part of the Purchase Agreement) shall apply to, and be binding upon, Assignee to the same extent as Assignor. Assignee hereby confirms that it shall be deemed for all purposes to have read and be familiar with the Purchase Agreement (insofar as it relates to the Aircraft) and to understand thoroughly the terms and conditions thereof.

            (c) Nothing contained herein shall (i) subject the Manufacturer to any liability to which it would not otherwise be subject under the Purchase Agreement or

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(ii) modify in any respect the Manufacturer's contract rights thereunder, except as provided in the Consent and Agreement attached hereto.

            (d) The parties hereto, and the Manufacturer by its execution and delivery of the Consent and Agreement, agree that all of the statements, representations, covenants and agreements made by Assignee as Owner Trustee (when made in such capacity) contained in this Assignment and any agreement referred to herein or in the Participation Agreement other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Assignment or such other agreements to the contrary notwithstanding (except for any express provisions that Assignee is responsible for in its individual capacity), no recourse shall be had with respect to this Assignment or such other agreements against Assignee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 4(d) shall not be construed to prohibit any action or proceeding against First Security Bank, National Association, for its own willful misconduct or grossly negligent conduct for which it would otherwise be liable; and provided, further, that nothing contained in this Section 4(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Assignment or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 4(d) shall survive the termination of this Assignment and the other Operative Documents.

            5. Further Assurances. Assignor agrees that at any time and from time to time Assignor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Assignee may reasonably request in writing in order to obtain the full benefits of this Assignment and of the rights and powers herein granted, provided, however, that the execution and delivery of any such instrument or document shall not in any way limit or restrict the rights or enlarge the obligations of Assignor in respect of any of the Operative Documents.

            6. Assignor's Representations, Warranties and Covenants. Assignor does hereby represent and warrant that Assignor has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, the whole or any part of the rights hereby assigned to anyone other than Assignee and, on a subordinate basis, to any Sublessee.

            7. No Amendment of Purchase Agreement. Assignee agrees that it will not enter into any amendment, modification, supplement, rescission, cancellation or termination of the Manufacturer Support Agreement in respect of the Contract Rights, as and to the extent the same relate to the Aircraft, without the prior written consent of Assignor.

            8. Execution of Assignment. This Assignment is being executed and delivered by Assignor and Assignee concurrently with the execution and delivery of the Lease.

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            9. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective successors and permitted assigns.

            10. GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS ASSIGNMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

            11. Definitions. Unless the context otherwise require, the following terms shall have the following meanings for all purposes of this Assignment and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

                  "Aircraft" means the British Aerospace Avro 146-RJ85A aircraft specified in the Lease Supplement, together with the four Engines.

                  "Contract Rights" means all of Assignor's right, title and interest in and to Part H and Part J of the Manufacturer Support Agreement, as and to the extent that the same relate to the warranties with respect to the Aircraft, including, without limitation, (a) all claims for damages in respect of the Aircraft arising as a result of any default by the Manufacturer under Part H or Part J of the Manufacturer Support Agreement, including, without limitation, all warranty, service life policy and indemnity provisions in Part H and Part J of the Manufacturer Support Agreement in respect of the Aircraft and all claims thereunder and
            (b) any and all rights of Assignor to compel performance of the terms of Part H and Part J of the Manufacturer Support Agreement in support thereof.

                  "Engine" means each of the four AlliedSignal LF507 type
            engines listed by manufacturer's serial number in the Lease Supplement.

                  "Lease" means the Lease Agreement [NW 1997 J], dated as of
            March 18, 1998, between Assignor and Assignee.

                  "Lease Supplement" means a Lease Supplement substantially in the form of Exhibit A to the Lease, entered into between Assignor and Assignee on the date the Aircraft is leased by Assignee to Assignor and accepted by Assignor under the Lease.

                  "Manufacturer" means British Aerospace (Operations) Limited, a limited company incorporated under the laws of England and Wales, and its successors and assigns.

                  "Manufacturer Support Agreement" means the Manufacturer
            Support Agreement, dated February 5, 1997, between the Manufacturer and Assignor.


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                  "Operative Documents" shall have the meaning specified in the
            Lease.

                  "Participation Agreement" shall have the meaning specified in the Lease.

                  "Purchase Agreement" means the Sale and Purchase Agreement, dated as of February 5, 1997, between the Manufacturer and Assignor relating to the purchase by Assignor of the Aircraft (including the Manufacturer Support Agreement), as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

                  "Sublessee" shall have the meaning specified in the Lease,

            12. Notice. Except as otherwise expressly provided herein, notice hereunder may be given, and shall be deemed to have been received when given, as provided in Section 17 of the Lease.

            13. Counterparts. This Assignment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Purchase Agreement Assignment to be duly executed as of the day and year first above written.

                                    NORTHWEST AIRLINES, INC.,
                                      as Assignor


                                    By: s/ Rolf S. Andresen
                                        --------------------------------------
                                        Title:  Vice President and Controller


                                    FIRST SECURITY BANK,
                                    NATIONAL ASSOCIATION,
                                      not in its individual capacity
                                      but solely as Owner Trustee,
                                      as Assignee


                                    By: s/ Greg A. Hawley
                                        --------------------------------------
                                        Title: Vice President



            The undersigned, not in its individual capacity but solely as Indenture Trustee for the benefit of the holders of Secured Certificates and as assignee of, and holder of a security interest in and to the foregoing Purchase Agreement Assignment and the Purchase Agreement pursuant to such Purchase Agreement Assignment, agrees to the terms of the foregoing Purchase Agreement Assignment and agrees that its rights and remedies under such Purchase Agreement Assignment shall be subject to the terms and conditions thereof, and of the Purchase Agreement.

                                    STATE STREET BANK AND
                                    TRUST COMPANY,
                                      not in its individual capacity
                                      but solely as Indenture Trustee


                                    By: s/ Donald E. Smith
                                        --------------------------------------
                                        Title: Vice President